SEC FILE NO. 70-8297
                                         RULE 24 - NINTH CERTIFICATE
                                         EXHIBIT B     PAGE 1 OF 2



                    SENECA RESOURCES CORPORATION

                            BALANCE SHEET

                        AT DECEMBER 31, 1995


ASSETS                                                      Total
------                                                  -------------
Current Assets
   Cash                                                 $   319,301
   Accounts Receivable-
      Intercompany                                        1,042,144
      Other                                              11,441,369
      Allowance for Uncollectible Accounts                 (122,712)
   Notes Receivable-
      Associated Company                                          0
      Other                                                  36,300
   Production Receivable                                          0
   Materials and Supplies                                 1,519,195
   Prepayments                                            2,045,757
                                                       -------------
Total Current Assets                                     16,870,260
                                                       -------------
Property, Plant and Equipment                           543,901,309

Less: Accumulated Depreciation, Depletion
        and Amortization                               (198,834,074)
                                                       -------------
Net Property, Plant and Equipment                       345,067,235
                                                       -------------
Other Assets
   Deferred Charges                                       1,362,056
   Notes Receivable                                          36,300
                                                       -------------
Total Other Assets                                        1,398,356
                                                       -------------

   Total Assets                                        $363,335,645
                                                       =============

                                         SEC FILE NO. 70-8297
                                         RULE 24 - NINTH CERTIFICATE
                                         EXHIBIT B     PAGE 2 OF 2



                    SENECA RESOURCES CORPORATION

                            BALANCE SHEET

                        AT DECEMBER 31, 1995


LIABILITIES AND STOCKHOLDERS' EQUITY                      Total
------------------------------------                   -------------
Current Liabilities:
   Accounts Payable-
      Intercompany                                     $  5,923,849
      Other                                               8,326,486
   Notes Payable-Intercompany                            65,900,000
   Accrued Liabilities                                    1,119,402
   Federal Income Taxes                                   1,499,332
   Other Accrued Taxes                                      (76,248)
                                                       -------------
Total Current Liabilities                                82,692,821
                                                       -------------

Other Liabilities:
   Accumulated Deferred Income Taxes                     73,467,180
   Other Deferred Credits                                    23,779
                                                       -------------
Total Other Liabilities                                  73,490,959
                                                       -------------
Stockholders' Equity:
   Common Stock-$5 Par Value
    Authorized-100,000 Shares; Issued and
    Outstanding-100,000 Shares                              500,000
   Paid in Capital                                      104,034,942
   Earnings Reinvested in the Business                    5,116,923
                                                       -------------
                                                        109,151,865
   Advances from Associated Companies                    98,000,000
    Long-Term Debt                                                0
                                                       -------------
Total Capitalization                                    207,151,865
                                                       -------------

   Total Liabilities and Stockholders Equity           $363,335,645
                                                       =============